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Exhibit 10.36

SECURED PROMISSORY NOTE

$30,000,000.00	Irvine, California October 15, 2002

        FOR VALUE RECEIVED, the undersigned, RF Micro Devices, Inc., a North Carolina corporation ("Borrower"), promises to pay to Jazz Semiconductor, Inc., a Delaware corporation ("Lender"), or order, the principal amount of Thirty Million dollars ($30,000,000.00), with no interest to accrue except as specifically set forth below in Section 5 hereof. All principal, together with any and all costs and expenses provided for under this Note, shall be due and payable on the earlier to occur of the following dates (the "Maturity Date"): (i) the first anniversary of the date hereof; or (ii) the date on which the indebtedness under this Note is accelerated as provided for under this Note or the Pledge Agreement (as defined below).

        1.     This Note is issued to Lender in connection with the purchase of 13,071,888 shares of Series B Preferred Stock of Lender pursuant to that certain Preferred Stock Purchase Agreement dated as of August 22, 2002, by and between Borrower and Lender (as amended, modified and supplemented to date, the "Purchase Agreement") and is secured under that certain Pledge Agreement (the "Pledge Agreement") dated as of even date herewith by and between Borrower and Lender. Reference is hereby made to the Pledge Agreement and the Purchase Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the holder of this Note. Nothing herein shall be deemed to limit the rights of Lender under this Note or the Pledge Agreement, all of which rights and remedies are cumulative.

        2.     Payment under this Note shall be made to Lender or its order, in lawful money of the United States of America and in immediately available funds delivered to Lender at the offices of Lender at its then principal place of business or at such other place as Lender or any holder hereof shall designate in writing for such purpose from time to time. If the payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. All amounts due under this Note and the Pledge Agreement shall be payable without defense, set off or counterclaim.

        3.     Payment under this Note shall applied in the following order: (i) to the payment of costs and expenses which Borrower is required to pay pursuant to the provisions of this Note or the Pledge Agreement; (ii) to the payment of outstanding principal.

        4.     This Note may be prepaid in whole, but not in part, at any time upon not less than five (5) days written notice of Borrower's intention to make any such prepayment, which notice shall specify the date of such prepayment. Any prepayment shall be without premium or penalty except that interest shall be paid to the date of payment on the principal amount prepaid.

        5.     Upon the occurrence of any of the following (each an "Event of Default"):

          (a)   failure to make the principal payment by the due date (whether by acceleration or otherwise);

          (b)   the occurrence of any Event of Default under the Pledge Agreement;

          (c)   Borrower commences or proposes to commence any bankruptcy, reorganization, arrangement or adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding under any federal, state or other law for the relief of debtors (an "Insolvency Proceeding"); Borrower fails to obtain the dismissal, within thirty (30) days after the commencement thereof, of any Insolvency Proceeding instituted by one or more third parties, fails actively to oppose any such Insolvency Proceeding, or, in any such Insolvency Proceeding, defaults or files an answer admitting the material allegations upon which such Insolvency Proceeding was based or alleges its willingness to have an order for relief entered, or

          (d)   any receiver, trustee or custodian is appointed by a court of competent jurisdiction to take possession of all or any substantial portion of the assets of Borrower,

the holder of this Note may, at its option, without notice to or demand upon Borrower or any other party, declare immediately due and payable the entire principal balance hereof together with all accrued and unpaid interest thereon, plus any other amounts then owing pursuant to this Note or the Pledge Agreement, whereupon the same shall be immediately due and payable; provided that upon the occurrence of an Event of Default under clause (ii) above, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest of notice of any kind in connection with this Note. In addition, upon the occurrence of an Event of Default, interest shall thereafter accrue on the entire unpaid principal balance under this Note at the rate of six percent (6%) per annum (on the basis of a 360-day year and the actual number of days elapsed). On each anniversary of the date of any Event of Default, all interest which has become payable and is then delinquent shall, without curing the default under this Note by reason of such delinquency, be added to the principal amount due under this Note, and shall thereafter bear interest at the same rate as is applicable to principal, with interest on overdue interest to bear interest, in each case to the fullest extent permitted by applicable law, both before and after default, maturity, foreclosure, judgment and the filing of any petition in a bankruptcy proceeding. In no event shall interest be charged under this Note which would violate any applicable law. If the rate of interest provided for herein would otherwise exceed the maximum rate permitted by applicable law, then the interest rate shall be reduced to the maximum rate permitted by applicable law.

        6.     No waiver or modification of any of the terms of this Note shall be valid or binding unless set forth in a writing specifically referring to this Note and signed by a duly authorized officer of Lender or any holder of this Note, and then only to the extent specifically set forth therein.

        7.     If any default occurs in any payment due under this Note, Borrower and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the holder's rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by any indulgence granted by the holder to Borrower.

        8.     Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment, demand, diligence, protest and notice of every kind (except such notices as may be required under the Pledge Agreement), and agree that, subject to Section 9 hereof, they shall remain liable for all amounts due under this Note notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Pledge Agreement. Borrower and all guarantors and endorsers hereof, and their successors and assigns, hereby waive the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

        9.     Notwithstanding anything to the contrary set forth in this Note or the Pledge Agreement, the following shall apply:

          (a)   Except to the extent provided in subparagraphs (b), (c) and (d) below, Borrower shall not be personally liable for repayment under this Note or for the payment of any deficiency established following a judicial foreclosure or a non-judicial foreclosure under the Pledge Agreement, except to the extent of Borrower's interest in the Pledged Collateral (as defined in the Pledge Agreement) and all other collateral given as security for the payment and/or performance by Borrower of its obligation under this Note.

          (b)   The limitation of liability set forth in subparagraph (a) above shall be deemed void and shall have no force or effect in the event the Borrower shall claim that this Note or the Pledge Agreement is invalid or unenforceable to an extent that would preclude a foreclosure (whether judicial or non-judicial) of the Pledged Collateral or any other collateral given as security for the payment and performance obligations of Borrower under this Note, or otherwise prevent Lender from realizing on the Pledged Collateral or any portion thereof or on any such other collateral by any remedies set forth in the Pledge Agreement or otherwise available at law or in equity.

          (c)   The limitation of liability set forth in subparagraph (a) above shall not prejudice the rights of Lender to:

              (i)  Name Borrower as a party defendant in any action, proceeding, reference or arbitration, in each case, however, subject to the limitations of subparagraph (a) above; or

             (ii)  Exercise self-help remedies such as setoff or foreclosure against the Pledged Collateral, or any portion thereof, or any other collateral given as security for the payment and performance obligations of Borrower under the Pledge Agreement.

          (d)   Nothing contained in the limitation of liability set forth in subparagraph (a) above shall impair the validity of this Note or the Pledge Agreement or any lien which it may create or perfect.

        10.   This Note shall inure to the benefit of Lender, its successors and assigns and shall bind the heirs, executors, administrators, successors and assigns of Borrower. Each reference herein to powers or rights of Lender shall also be deemed a reference to the same power or right of such assignees, to the extent of the interest assigned to them.

        11.   In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

        12.   This Note shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles thereof relating to conflicts of law; provided, that Lender and each holder hereof reserves any and all rights it may have under federal law, including without limitation those relating to the charging of interest.

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        IN WITNESS WHEREOF, Borrower has caused this Secured Promissory Note to be duly executed the day and year first above written.

RF MICRO DEVICES, INC., a North Carolina corporation
By:	/s/ JERRY D. NEAL Jerry D. Neal Executive Vice President of Marketing & Strategic Development

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  Exhibit 10.36
SECURED PROMISSORY NOTE